SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported)  March 31, 1997



                 Spectrum Information Technologies
      (Exact name of registrant as specified in its charter)


           Delaware             0-15596           75-1940923
        (State or other       (Commission      (I.R.S. Employer
        jurisdiction of       File Number)     Identification No.)
       incorporation or
         organization)


        2700 Westchester Avenue, Purchase, New York  10577
             (Address of principal executive offices)


Registrant's telephone number, including area code (914) 251-1800



   (Former name or former address, if changed since last report)





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Item 5 - Other Events

Consummation of the Company's Plan of Reorganization

           In March 1996, the United States Bankruptcy Court for the Eastern District of New York approved the Third Amended Disclosure Statement (the "Disclosure Statement") with respect to the Third Amended Consolidated Plan of Reorganization (the "Plan") proposed by Spectrum Information Technologies, Inc. and Spectrum Cellular Corporation (collectively, the "Company") dated as of March 18, 1996 finding the Disclosure Statement adequate for distribution and vote by interested parties. As contemplated by the Plan, the bankruptcy estates of Spectrum Information Technologies, Inc. and Spectrum Cellular Corporation were substantively consolidated. On August 14, 1996, the Bankruptcy Court entered an order confirming the Plan, as amended. The effective date of the Plan was March 31, 1997 (the "Effective Date"). Total cash distribution for unsecured claims, class action claims, administrative claims and priority claims in connection with consummation of the Plan are expected to be approximately $3.9 million, as described in more detail below. A few outstanding claims remaining that the Company is attempting to reconcile. The Company does not believe the reconciliation of such claims will result in additional material payments to creditors.

           The Bankruptcy Court set April 22, 1996 as the deadline for voting on the Plan. Each class entitled to vote on the Plan accepted the Plan. Over 97% of Spectrum's voting unsecured creditors, representing over 99% of the total dollar amount voted, voted to accept the Plan. Under the Bankruptcy Code, a class accepts a plan if two-thirds in amount and a majority in number of the holders of claims voting cast ballots in favor of acceptance. Holders of Spectrum's common stock representing approximately 27,600,000 shares returned ballots, with over 95% of those shares voted in favor of confirmation. A class of equity interests is deemed to have accepted a plan if the plan is accepted by holders of at least two-thirds of the allowed interests that have voted on the plan.

           The Plan provided all administrative creditors with full payment (unless a lesser amount was agreed upon or ordered by the Bankruptcy Court), settled all material litigation pending against the Company and proivded all general unsecured creditors with 100% of the value of their claims plus 6% interest per annum from the bankruptcy filing date thereon. It also settled the class action lawsuits of approximately $676,000,000 filed against the Company by the payment of $250,000 and the delivery of approximately 45% of the equity ownership in Spectrum to a trustee to be distributed to the members of the class. Although existing Spectrum shareholders were substantially diluted under the terms of the Plan, such shareholders are expected to obtain the majority of the 45% equity ownership in Spectrum set aside for existing shareholders and certain creditors. This should hold true even after the issuance of $300,000 of stock to the Chapter
7 trustee of Computer Bay in connection with the recent settlement of his claim and after the issuance of approximately $112,000 of stock to the Company's former financial advisor in connection with the settlement of its administrative claim. These stock distributions are expected to occur approximately one month following the Effective Date. The Plan also called for management, employees and non-executive directors of the Company participating in developing the Plan to receive the remaining 10% ownership.

           The Company amended its certificate of incorporation and by-laws on the Effective Date. The Amended Certificate contains certain provisions affecting the rights of shareholders, corporate governance, and the transferability of Class A Preferred Stock and Reorganized Spectrum Common Stock (as defined below). Under the amended certificate of incorporation, the authorized capital stock of the Company shall be comprised of (i) 10 million shares of reorganized Spectrum common stock ("Reorganized Spectrum Common Stock"), (ii) 1.5 million shares of Class A preferred stock reserved for issuance in connection with the settlement of the Class Action that was filed against the Company in 1993 ("Class A Preferred Stock") and (iii) 2 million shares of preferred stock ("Preferred Stock"). A description of the amount of shares that will be issued within each class is set forth below.

           Issued and outstanding shares of the Company's existing common stock were canceled on the Effective Date and replaced with one (1) share of Reorganized Spectrum Common Stock for each seventy-five (75) shares of existing common stock. The Company previously had authorized 100 million shares of common stock, of which approximately 76.7 million had been issued and were outstanding on the Effective Date. Therefore, approximately 1 million shares of Reorganized Spectrum Common Stock were issued to existing shareholders on the Effective Date. An additional $300,000 of Reorganized Spectrum Common Stock will be issued to the Computer Bay trustee in connection with the settlement of his claim (collectively, the Reorganized Spectrum Common Stock

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issued to existing shareholders and the Computer Bay trustee is defined as "Distributable Common Stock"). The Company will also issue approximately $112,000 of stock to the Company's former financial advisor in connection with the settlement of its administrative claim. The stock will be issued to the Computer Bay trustee and the Company's former financial advisor approximately one month after the Effective Date. Stock options issued under the Company's previously existing stock option plans will also be reverse split at a seventy-five (75) to one (1) ratio and repriced accordingly (i.e., a $1.00 exercise price will be adjusted to a $75.00 exercise price).

           Pursuant to the Class Action Settlement, the Company will issue a number of shares of Class A Preferred Stock equal to the number of shares of Distributable Common Stock. The Class A Preferred Stock is convertible to Reorganized Spectrum Common Stock at any time within two years of its date of issuance and automatically converts to Reorganized Spectrum Common Stock at the expiration of two years.

           As part of a bonus or success fee to employees, officers and all non-executive directors for confirming a plan of reorganization, the Company will also issue Reorganized Spectrum Common Stock pursuant to the two incentive compensation programs described in the Plan, the Spectrum 1996 Stock Incentive Plan and the Spectrum 1996 Incentive Deferral Plan, which collectively authorize the issuance of an aggregate number of shares of Reorganized Spectrum Common Stock equal to one-ninth (1/9) of the aggregate number of shares of Distributable Common Stock and Class A Preferred Stock (i.e., 10% of the reorganized Spectrum equity ownership) to directors, officers and employees of the Company on the Effective Date. Except for 300 shares of Reorganized Spectrum Common Stock that will be distributed to non-executive directors on the Effective Date, the distribution of stock to directors, officers and employees pursuant to such incentive programs shall be distributed in three equal semi-annual installments following the Effective Date. Under the Stock Incentive Plan, employees, officers and directors will also be eligible to receive future grants of performance based incentive awards with respect to an aggregate number of shares equal to an additional one-ninth (1/9) of the aggregate number of shares of Distributable Common Stock and Class A Preferred Stock. Also, as set forth in the Plan, the Company awarded a $300,000 success bonus for distribution among all employees involved in the development and implementation of the Plan.

           The details of the Plan, the recapitalization, and the Company's by-laws are set forth in detail in the Plan and associated Disclosure Statement, which the Company filed with the SEC on its Current Report on Form 8-K dated as of March 26, 1996. The Company's amended certificate of incorporation is contained in the Company's Registration Statement on Form S-8 dated March 31, 1997.

           This report contains statements that are "forward-looking," including those concerning the expected equity ownership of existing shareholders. The amount of Reorganized Common Stock that the Company is required to issue to the Computer Bay trustee and Spectrum's former financial advisor will be based upon the per share trading price of Reorganized Spectrum Common Stock on the date of such issuance. The equity ownership of existing shareholders will be further diluted upon the issuance of such shares. The extent of that dilution is not known at this time and is subject to the fluctuations in the price of Reorganized Spectrum Common Stock. Spectrum's quarterly and annual reports as filed with the Securities and Exchange Commission discuss other risk factors associated with the Company.



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                            SIGNATURES

           Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 8, 1997

                           SPECTRUM INFORMATION TECHNOLOGIES, INC.

                           By  /s/ Donald J. Amoruso
                             --------------------------------
                             Donald J. Amoruso
                             President, Chief Executive Officer
                             and Chairman of the Board of
                             Directors


                           By  /s/ Barry J. Hintze
                             --------------------------------
                             Barry J. Hintze
                             Controller and
                             Principal Accounting Officer



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